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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 6, 2002.

                                 SCANSOFT, INC.
             (Exact name of registrant as specified in its charter)



        DELAWARE                   000-27038                   94-3156479
(State or other jurisdiction of   (Commission                (IRS Employer
      incorporation)               File Number)              Identification No.)


                               9 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960
                     Address of principal executive offices

                                 (978) 977-2000
               Registrant's telephone number, including area code

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURES

       This Current Report on Form 8-K (the "Report") is filed by ScanSoft, Inc., a Delaware corporation (the "Registrant").

              ScanSoft Negotiates Payment Agreement with Robert Teresi

         Payment Due Former CEO of Caere Will Be Paid Out Over Two Years

PEABODY, MASS., MARCH 6, 2002 - ScanSoft, Inc. (Nasdaq: SSFT), a leading supplier of imaging, speech and language solutions, today announced that the company and Robert Teresi, the former president and CEO of Caere Corporation and currently a director of ScanSoft, have signed a deferred payment agreement on terms favorable to ScanSoft.

As a term of the Caere acquisition on March 13, 2000, ScanSoft entered into a non-competition and consulting agreement with Mr. Teresi whereby it agreed to pay on March 13, 2002, an amount valued at approximately $4.1 million at the time of the acquisition.

Under the agreement announced today, ScanSoft will pay Mr. Teresi $1 million in cash immediately, with the remainder payable in equal, quarterly installments of approximately $410,000 over the next two years. The total consideration of this agreement was accounted for in the original Caere purchase price and will have no effect on current operating income. In addition, Mr. Teresi's options to purchase 829,000 shares that were assumed as part of the Caere acquisition were canceled unexercised effective March 5, 2002.

Chairman and CEO of ScanSoft Paul Ricci stated, "We are pleased to have reached this agreement with Bob Teresi, on terms that are favorable to ScanSoft. The new agreement affords ScanSoft added flexibility to pursue its growth opportunities and demonstrates Bob's faith in management's ability to execute on its strategy. We look forward to his continued, valuable contributions to our Board."

       ABOUT SCANSOFT, INC.

ScanSoft, Inc. (Nasdaq: SSFT) is the leading supplier of imaging, speech and language solutions that are used to automate a wide range of manual processes - saving time, increasing worker productivity and improving customer service. For more information regarding ScanSoft products and technologies, please visit www.scansoft.com.

ScanSoft is a registered trademarks or trademarks of ScanSoft, Inc. in the United States and other countries. All other company or product names mentioned herein may be trademarks of their respective owners.

       The statements in this press release that relate to future plans, events or performances are forward-looking statements that involve risks and uncertainties, including risks associated with market trends, competitive factors, and other risks identified in the Company's SEC filings. Actual results, event and performance may differ materially. Readers are cautioned not to put undue reliance on these forward-looking statements that speak only as of the date hereof.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Businesses Acquired.

                  Not Applicable


(b)      Pro Forma Financial Information.

                  Not Applicable

(c)      Exhibits.

                  99.1 Termination Agreement dated March 5, 2002, by and between ScanSoft, Inc., a Delaware corporation ("ScanSoft") and Robert Teresi ("Teresi").


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SCANSOFT, INC.



                                    /s/ Gerald C. Kent, Jr.
                                    ------------------------------------------
                                    Gerald C. Kent, Jr., Vice President, Chief
                                    Accounting Officer & Controller (Principal
                                    Accounting Officer)

                                    Date:  March 7, 2002


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